Exhibit 10f(1)
AMENDMENT TO
HUBBELL INCORPORATED AMENDED AND RESTATED
DEFERRED COMPENSATION PLAN FOR DIRECTORS
Restated and Amended, Effective as of January 1, 2005
     WHEREAS, this Corporation maintains the Hubbell Incorporated Amended and Restated Deferred Compensation Plan for Directors (the “Plan”), which has been amended and restated from time to time, the most recent amendment taking place effective as of January 1, 2005;
     WHEREAS, the Board of Directors has reserved the right in Section 6.1 of the Plan to amend the Plan;
     WHEREAS, it is desirable to amend the Plan to change the timing on which distributions will be made under the Plan.
     NOW, THEREFORE, the Plan is hereby amended as follows:
     1. By adding the following Section 2.5 to the Plan:
“2.5 Prior to December 31, 2008 each Director who is a participant in the Plan on December 31, 2008 shall make an election to have his or her Accounts payable under Article IV upon Separation from Service commencing on either the six month anniversary of the Director’s Separation from Service or the fifth business day of the Year following the Director’s Separation from Service. For each Director who first becomes a participant in the Plan after January 1, 2009 such election shall be made at the time of the Director’s initial deferral election under Section 2.1. If no such election is filed, then the Director’s Accounts shall be payable commencing on the fifth business day of the Year following the Director’s Separation from Service.”
     2. By amending Section 4.1 of the Plan to substitute the following for the second sentence thereof effective January 1, 2009:
“Unless otherwise provided in Section 4.5, distributions shall begin pursuant to the Director’s election on either the six month anniversary of the Director’s Separation from Service or the fifth business day of the Year following the Director’s Separation from Service; and if installment distributions are elected each subsequent installment shall be made as of the fifth business day of the Year next following the Year in which payments commenced.”
     3. By amending Section 4.5 to substitute the following for first sentence thereof effective December 1, 2008:
“A Director may elect on or prior to December 31, 2008 to commence receiving his Retirement Benefit Account in a lump sum or in installments on either the six month anniversary or the fifth business day of the Year following the date on which the Director attains age 70, regardless of whether or not such Director has incurred a Separation from Service, provided, however, that if a Director has attained age 70 on or before December 31, 2008, then such Retirement Benefit Account shall not commence prior to the first business day of 2009; provided, further, that if installment distributions are elected each subsequent installment shall be made as of the fifth business day of the Year following the Year in which payments commenced.
     4. By adding the following Section 4.6 to the Plan effective December 1, 2008:
4.6 One Time Withdrawal Election. Notwithstanding anything contained in this Plan to the contrary, a Director may prior to December 31, 2008 file a one-time election to have all or any portion of the balance of his Accounts as of December 31, 2008 (plus interest and dividend equivalents thereon) distributed and paid out to him in a lump sum on the fifth business day of January 2009 (the “Payment Date”). Such election shall include whether such distribution will be from amounts credited to the Cash Account or the Stock Unit Account. The Directors’ Stock Unit Account shall be paid out in shares of Class A Common Stock, Class B Common Stock or cash as provided in Section 4.1. Any election under this Section 4.6 shall not apply to any amounts credited to a Director’s Account for Fees for services in 2009. An election to receive a partial distribution of a Director’s deferred compensation account under this Section 4.6, shall not impact a Director’s election as to the manner or date of payment of the remaining portion of the Director’s Accounts.